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                                                                    EXHIBIT 99.5

                          INTERIM MANAGEMENT AGREEMENT

                 INTERIM MANAGEMENT AGREEMENT, dated as of January 30, 1998, between The Cerplex Group, Inc., a Delaware corporation ("Cerplex"), and Aurora Electronics, Inc., a Delaware corporation ("Aurora").

                 WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of January 30, 1998 (the "Merger Agreement"), between Cerplex, Aurora and Holly Acquisition Corp., a Delaware corporation and a newly-formed subsidiary of Aurora ("Sub"), Sub will merge with and into Cerplex (the "Merger"), with the result that Cerplex will become a wholly-owned subsidiary of Aurora; and

                 WHEREAS, George L. McTavish ("McTavish") has been designated the Chairman and Chief Executive Officer of Aurora and, following the consummation of the Merger, will also be the Chairman and Chief Executive Officer of Cerplex; and

                 WHEREAS, the Merger Agreement provides that the consummation of the Merger is subject to certain conditions; and

                 WHEREAS, Cerplex and Aurora desire to make certain arrangements regarding the joint management of Cerplex and Aurora during the period (the "Interim Period") from the Effective Date (as defined below) through the date of consummation of the Merger;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

                 1. For purposes of this Agreement, the "Effective Date" shall mean the date on which any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission, as of such date, challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

                 2. Cerplex agrees to implement as of the Effective Date an interim organization chart mutually acceptable to the parties.

                 3.       (a)     William A. Klein ("Klein") shall continue as
Chairman of the Board of Directors of Cerplex and shall have such duties set forth in the By-laws of Cerplex in effect on the date
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hereof and shall report directly to the Board of Directors of Cerplex.

                          (b)     On the Effective Date, Stephen J. Hopkins
("Hopkins") shall resign as Chief Executive Officer of Cerplex and shall work with Cerplex as a consultant. In that capacity, Hopkins shall report directly to the Chief Executive Officer of Cerplex.

                          (c)     On the Effective Date, McTavish shall be
appointed and shall serve as Chief Executive Officer of Cerplex and shall report directly to the Board of Directors of Cerplex. During the Interim Period, McTavish shall be furnished notice of and be entitled to attend all meetings of the Board of Directors of Cerplex.

                 4. Cerplex shall reimburse Aurora for the costs incurred by Aurora in making Aurora's employees other than McTavish available to Cerplex during the Interim Period in fulfillment of the purposes of this Agreement. Such reimbursement shall be computed pro rata based upon the fraction of the Aurora employees' business time devoted to Cerplex under this Agreement. Such reimbursement shall be calculated as follows: (i) Aurora employee's hourly rate (computed as annual salary divided by 2000 hours), plus (ii) fringe benefits charged at a rate to be determined, multiplied by (iii) the number of hours worked for Cerplex. Reimbursement by Cerplex to Aurora shall be made not later than the fifteenth day of each calendar month for the preceding month based upon appropriate documentation to be provided by Aurora not later than the fifth business day each calendar month. All such reimbursements shall be made pursuant to a plan formulated by McTavish and subject to review by Klein and the Cerplex Board of Directors from time to time. Cerplex shall reimburse Aurora for McTavish's salary during the Interim Period pro rata based upon time spent on Cerplex matters, such amount to be paid on the fifteenth day of each month.

                 5. Cerplex shall indemnify and hold harmless Aurora, McTavish, and those other Aurora employees who render services to Cerplex during the Interim Period under this Agreement from and against any claims or liabilities asserted against them relating to their services to Cerplex hereunder (and Cerplex hereby forever releases Aurora and such persons from any claims by or liabilities to Cerplex arising from or relating to such services), provided that (i) such claims or liabilities did not result from acts or omissions (x) not in good faith or (y) which involve intentional misconduct or a knowing violation of law and (ii) such services were rendered in a manner reasonably believed to be in or not opposed to the best interests of Cerplex. This obligation of Cerplex shall survive the termination of this Agreement.





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                 6.       During the Interim Period, McTavish and those other
Aurora employees made available to Cerplex pursuant to this Agreement shall use their best efforts to (i) avoid doing anything to the competitive disadvantage of Cerplex vis-a-vis Aurora and (ii) not use to the advantage of Aurora any confidential information of Cerplex obtained while serving in these capacities. The parties hereto acknowledge that, in the event the Merger Agreement is terminated, their obligations with respect to confidential information of Cerplex or Aurora (as the case may be) shall be governed by Section 7.01 of the Merger Agreement.

                 7. During the Interim Period, Cerplex shall be managed in accordance with Sections 2 and 3 above, subject to the direction of Cerplex's Board of Directors. To the extent that it does not conflict with the terms of this Agreement, the Engagement Letter, dated as of June 30, 1997, as amended, between Cerplex and Nightingale & Associates, LLC, shall continue in full force and effect during the Interim Period.

                 8. During the Interim Period, Aurora shall continue to be managed by its executives, subject to the direction of Aurora's Board of Directors.

                 9. Aurora and Cerplex each recognize that their respective companies are marginally competitive with each other and that some of the services offered by of them overlap with services offered by the other and are thus potentially detrimental to the other company. Accordingly, Aurora and Cerplex agree that during the Interim Period, neither company will undertake a major change of market strategy or product offering to the detriment of the other without first disclosing and discussing such changes with the other company. In addition, in order to facilitate coordination of the activities of Cerplex and Aurora during the Interim Period, McTavish shall use his reasonable best efforts to keep Klein reasonably informed of Aurora's continuing marketing activities.

                 10. This Agreement shall terminate upon the earlier to occur of (a) the consummation of the Merger, or (b) the termination of the Merger Agreement as contemplated therein, except that the provisions of Sections 4 and 5 hereof shall survive any such termination.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed on the date first above written.


                                           AURORA ELECTRONICS, INC.



                                           By: /s/ JIM C. COWART
                                              -----------------------------
                                              Name:  Jim C. Cowart
                                              Title: Chairman


                                           THE CERPLEX GROUP, INC.



                                           By: /s/ WILLIAM A. KLEIN
                                              -----------------------------
                                              Name:  William A. Klein
                                              Title: Chairman





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